Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the annual report of ORIX KABUSHIKI KAISHA on Form 20-F for the year ended March 31, 2023 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Makoto Inoue, the Chief Executive Officer and Yasuaki Mikami, the Senior Managing Executive Officer of ORIX KABUSHIKI KAISHA, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ORIX KABUSHIKI KAISHA.

Date: June 26, 2023

By:	/s/ MAKOTO INOUE
Name:	Makoto Inoue
Title:	Chief Executive Officer

By:	/s/ YASUAKI MIKAMI
Name:	Yasuaki Mikami
Title:	Senior Managing Executive Officer (principal financial officer)

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